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                                AMENDMENT NO. 1
                          TO THE AMENDED AND RESTATED
                           MASTER DISTRIBUTION PLAN

                            (INVESTOR CLASS SHARES)


      The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective October 15, 2004, as follows:

WHEREAS, the parties desire to amend the Plan to rename each INVESCO Fund by replacing "INVESCO" with "AIM" and further to change the name of INVESCO Core Equity Fund to AIM Core Stock Fund and INVESCO Mid-Cap Equity Fund to AIM Mid Cap Stock Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)

AIM COMBINATION STOCK & BOND FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM Core Stock Fund
AIM Total Return Fund

AIM EQUITY FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM Large Cap Growth Fund

AIM INTERNATIONAL MUTUAL FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM European Growth Fund

AIM INVESTMENT SECURITIES FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM High Yield Fund
AIM Income Fund
AIM Intermediate Government Fund
AIM Municipal Bond Fund
AIM Real Estate Fund

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AIM SECTOR FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM Technology Fund

AIM STOCK FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM Dynamics Fund
AIM Small Company Growth Fund"


All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  October 15, 2004

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